UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

International Transmission Company 2013 Term Loan Credit Agreement

On July11, 2013, International Transmission Company (“ITCTransmission”), a wholly owned subsidiary of ITC Holdings Corp., entered into a Term Loan Credit Agreement (the “ITCTransmission 2013 Term Loan Credit Agreement”) with the various financial institutions and other persons from time to time parties thereto as lenders (the “Lenders”), Barclays Bank PLC, as administrative agent for the Lenders, Barclays Bank PLC and Goldman Sachs Bank USA, as joint lead arrangers and joint bookrunners, and Goldman Sachs Bank USA, as syndication agent. The ITCTransmission 2013 Term Loan Credit Agreement establishes an unguaranteed, unsecured term loan credit facility under which ITCTransmission has borrowed $185,000,000. Funds borrowed will be used for the repayment of the 4.45% First Mortgage Bonds, Series A, due July 15, 2013 issued pursuant to the First Mortgage and Deed of Trust, dated as of July 15, 2003, between ITCTransmission and The Bank of New York Mellon Trust Company, N.A., as trustee thereunder, and to pay related fees and expenses. The ITCTransmission 2013 Term Loan Credit Agreement contains covenants that: (a) place limitations on liens; mergers, consolidations, liquidations and sales of all or substantially all assets; dividends; and sale leaseback transactions and (b) require ITCTransmission to maintain a maximum debt to capitalization ratio of 65%. The ITCTransmission 2013 Term Loan Credit Agreement contains certain customary events of default for unsecured, unguaranteed term loan credit facilities, the occurrence of which would allow the Lenders to accelerate all outstanding loans. The maturity date of the ITCTransmission 2013 Term Loan Credit Agreement is July 14, 2014.

At ITCTransmission’s option, loans under the ITCTransmission 2013 Term Loan Credit Agreement will bear interest at a rate equal to LIBOR plus an applicable margin of 100 bps or at a base rate, which is defined as the higher of the administrative agent’s publicly announced prime rate, 0.5% above the federal funds rate and 1% above LIBOR for a one month interest period on such day, plus an applicable margin of 0.00%, in each case subject to adjustments based on rating.

The foregoing description of the ITCTransmission 2013 Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ITCTransmission 2013 Term Loan Credit Agreement. A copy of the ITCTransmission 2013 Term Loan Credit Agreement is attached hereto as Exhibit 10.119 and incorporated herein by reference as though fully set forth herein.

In the ordinary course of their respective businesses, certain of the Lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with ITCTransmission and its affiliates for which they have in the past received, and may in the future receive, customary fees.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits.

10.119          ITCTransmission 2013 Term Loan Credit Agreement dated as of July 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 15, 2013

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Senior Vice President and General Counsel